BUFFETS HOLDINGS, INC. ANNOUNCES UPCOMING CONFERENCE CALL ON
WEDNESDAY SEPTEMBER 20, 2006 TO DISCUSS OPERATING RESULTS FOR FISCAL 2006

EAGAN, Minn. — (BUSINESS WIRE) — September 11, 2006 — Buffets Holdings, Inc. (“Buffets Holdings”), the parent of Buffets, Inc. (“Buffets”), today reported an increase in same store sales of 1.2% for the fourth quarter of its 2006 fiscal year (the twelve-week period ended June 28, 2006) as compared to the comparable period in the prior year. Same store sales for fiscal 2006 increased by 4.6% as compared to sales for the prior year period. The Company also announced that it will hold a conference call to discuss operating results for the quarter on Wednesday, September 20, 2006, at 11:00 am (Eastern). You may dial into the call starting at 10:45 am (Eastern). The company will release over the news wires, fourth quarter and fiscal 2006 financial results prior to the call. The conference phone number is (888) 228-7864 and the conference ID number is 5590535. The call will be hosted by Mike Andrews, Chief Executive Officer, and Keith Wall, Chief Financial Officer.

In consideration of your fellow participants, Buffets Holdings requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, September 29, 2006 at 6:00 pm (Eastern). Playback can be accessed by dialing (800) 642-1687 and requesting conference ID number 5590535.

About Buffet Holdings

Buffets currently operates 341 restaurants in 32 states comprised of 332 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse® restaurants. The buffet restaurants are principally operated under the Old Country Buffet® or HomeTown Buffet® brands. Buffets also franchises eighteen buffet restaurants in seven states.

CONTACT:
Buffets Holdings, Inc.
A. Keith Wall
Chief Financial Officer
(651) 994-8608